UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2011
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On September 6, 2011, the Board of Directors of Progress Software Corporation (“Progress”) expanded the size of the Board of Directors from seven members to eight and John R. Egan was appointed to the Board of Directors, effective immediately. It has not yet been determined on which, if any, standing committees of the Board of Directors Mr. Egan will serve.
     Mr. Egan is currently managing partner of Egan-Managed Capital, a Boston based venture capital fund he founded in October 1998 that specializes in technology and early stage investments. From October 1986 until September 1998, Mr. Egan served in a number of executive positions with EMC Corporation, including Executive Vice President, Products and Offerings, Executive Vice President, Sales and Marketing, Executive Vice President, Operations and Executive Vice President, International Sales. Mr. Egan ceased to be an employee of EMC Corporation in 2002.
     Mr. Egan also serves on the Board of Directors for other publicly traded and privately held companies, including EMC Corporation (NYSE: EMC), where he has served on the Board of Directors for almost twenty years; VMWare, Inc.(NYSE: VMW); and NetScout Systems, Inc. (OTC: NTCT), where he serves as Lead Director. Mr. Egan also serves in a variety of leadership roles within the Board of Directors of several privately held technology companies, including HighRoads Corporation, Platform Computing Corporation and Healthrageous, Inc.
     Subject to the approval of the Compensation Committee and in connection with his appointment to the Board, Mr. Egan will, at his election, be granted stock options or deferred stock units having a value equal to $300,000 under, and will otherwise participate in, Progress’ FY11 Non-Employee Director Compensation Program. The vesting for such options or deferred stock units will be over a 48-month period, beginning on October 1, 2011, the first day of the month following the month Mr. Egan joined the Board.
     There are no family relationships between Mr. Egan and any of Progress’ directors or executive officers. There is no arrangement or understanding between Mr. Egan and any other person pursuant to which he was selected as a director, nor are we aware, after inquiry of Mr. Egan, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure
     On September 12, 2011, Progress issued a press release announcing Mr. Egan’s appointment, a copy of which is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits

99.1	Press Release dated September 12, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2011	Progress Software Corporation
	By:	/s/Charles F. Wagner, Jr.
Charles F. Wagner, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer